         As filed with the Securities and Exchange Commission on August 11, 2000
                                                 Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                          RITA MEDICAL SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                                         33-3199149
(State of incorporation)                    (I.R.S. Employer Identification No.)

                            967 N. Shoreline Blvd.
                            Mountain View, CA 94043
                   (Address of principal executive offices)
                            _______________________

         RITA Medical Systems, Inc. 2000 Employee Stock Purchase Plan
             RITA Medical Systems, Inc. 1994 Incentive Stock Plan
                  RITA Medical Systems, Inc. 2000 Stock Plan
         RITA Medical Systems, Inc. 2000 Directors' Stock Option Plan
                           (Full title of the Plans)
                            _______________________
                                 Barry Cheskin
                            Chief Executive Officer
                          RITA Medical Systems, Inc.
                            967 N. Shoreline Blvd.
                            Mountain View, CA 94043
                                (650) 390-8500
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                                 Mark B. Weeks
                                Brooke Campbell
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

              (Calculation of Registration Fee on following page)




--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                    Proposed          Proposed
                                                Maximum Amount       Maximum           Maximum            Amount of
                                                     to be          Offering          Aggregate        Registration Fee
Title of Securities to be Registered             Registered(1)      Price Per       Offering Price
                                                                      Share
-----------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan
  Common Stock, $0.001 par value.............      650,000 Shares      10.12031 (2)      6,578,203         1,736.65

1994 Incentive Stock Plan
  Common Stock, $0.001 par value............     1,903,112 Shares          1.48 (3)      2,816,605           743.58

2000 Stock Plan
  Common Stock, $0.001 par value............     2,000,000 Shares      11.90625 (4)     23,812,500         6,286.50

2000 Directors' Stock Option Plan
  Common Stock, $0.001 par value............       500,000 Shares      11.90625 (4)      5,953,125         1,571.63

          TOTAL                                  5,053,112 Shares                       39,160,433        10,338.36
         -------

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 7, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 7, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

  The Securities and Exchange Commission (the "SEC") requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until we terminate the
                               ------------
effectiveness of this registration statement.

     The following documents filed with the SEC are hereby incorporated by reference:

     (a) Our Registration Statement on Form S-1 filed on May 3, 2000, as amended (No. 333-36160), which contains audited financial statements for our latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on July 7, 2000 (File No. 000-30959), including any amendments or reports filed for the purpose of updating such description.

  We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Marilynne Solloway, c/o RITA Medical Systems, Inc, 967 N. Shoreline Blvd., Mountain View, CA 94043.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.  Not applicable.
         --------------------------------------

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

  Our Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law.
Our Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.  Exemption from Registration Claimed.  Not applicable.
         -----------------------------------------------------

Item 8.  Exhibits.
         --------

             Exhibit
             Number
             --------

     5.1   Opinion of Venture Law Group, a Professional Corporation
     23.1  Consent of Venture Law Group, a Professional Corporation (included in
           Exhibit 5.1).
     23.2  Consent of PricewaterhouseCoopers LLP, Independent Accountants
     24.1  Power of Attorney (see signature page).

---------------

Item 9.    Undertakings.
           -------------

  The undersigned Registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature Page Follows]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, RITA Medical Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 11th day of August, 2000.

RITA Medical Systems, Inc.


By:                                            /s/  Marilynne Solloway
                                               ----------------------------
                                               Marilynne Solloway
                                               Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marilynne Solloway, jointly and severally, his or her attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                          Date
------------------------------------  ------------------------------------  ---------------------

/s/ Barry Cheskin                     President, Chief Executive Officer    August 11, 2000
------------------------------------  and Director (Principal Executive
Barry Cheskin                         Officer)


/s/ Marilynne Solloway                Chief Financial Officer (Principal    August 11, 2000
------------------------------------  Financial and Accounting Officer)
Marilynne Solloway

/s/ Gordon Russell                    Director                              August 11, 2000
------------------------------------
Gordon Russell

/s/ Scott Halsted                     Director                              August 11, 2000
------------------------------------
Scott Halsted

/s/ Janet Effland                     Director                              August 11, 2000
------------------------------------
Janet Effland

/s/ Vincent Bucci                     Director                              August 11, 2000
------------------------------------
Vincent Bucci

/s/ John Gilbert                      Director                              August 11, 2000
------------------------------------
John Gilbert

                               INDEX TO EXHIBITS


 Exhibit
  Number
----------

   5.1          Opinion of Venture Law Group, a Professional Corporation

   23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

   23.2         Consent of PricewaterhouseCoopers LLP Independent Accountants

   24.1         Power of Attorney (see signature page)